As filed with the Securities and Exchange Commission on December 21, 2001

Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BUNGE LIMITED
(Exact name of registrant as specified in its charter)
Bermuda	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

50 Main Street White Plains, NY 10606 (Address of principal executive offices, including zip code)

BUNGE NORTH AMERICA, INC. PROFIT SHARING PLAN BUNGE MANAGEMENT SERVICES INC. SAVINGS PLAN BUNGE NORTH AMERICA, INC. SAVINGS PLAN
(Full title of the plans)

William M. Wells, Chief Financial Officer Bunge Limited 50 Main Street White Plains, NY 10606 (914) 684-2800
(Name, address and telephone number, including area code, of agent for service)

Copies of all correspondence to: David G. Kabbes Vice President and Secretary Bunge North America, Inc. 11720 Borman Drive St. Louis, Missouri 63146

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Shares, par value $0.01 per share (2)(3) Bunge North America, Inc. Profit Sharing Plan Bunge Management Services, Inc. Savings Plan Bunge North America, Inc. Savings Plan	1,750,000 1,400,000 300,000 50,000	$22.35	$39,112,500	$9,348
(1)	Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Shares as reported on the New York Stock Exchange on December 18, 2001 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.
(2)	Each Common Share also represents one Series A Preference Share Purchase Right. Value attributable to such Purchase Right, if any, is reflected in the market price of the Common Share. Prior to the occurrence of certain events as set forth in the Shareholder Rights Plan (See the Company’s Registration Statement on Form 8-A (File No. 001-16625)), the Series A Preference Share Purchase Rights will not be evidenced separately from the Common Shares.
(3)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.     Plan Information.

                   Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

Item 2.      Registrant Information And Employee Plan Annual Information.

                   Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.     Incorporation of Documents by Reference.

                   The following documents that Bunge Limited (the "Company" or the "Registrant") has filed with or furnished to the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference and made a part hereof:

(a)	The Registrant’s Prospectus filed on July 13, 2001 pursuant to Rule 424(b) under the Securities Act as part of the Registrant’s Registration Statement on Form F-1, as amended by Amendment No. 1 to Form F-1, filed July 20, 2001, and Amendment No. 2 to Form F-1, filed July 31, 2001 (Registration No. 333-65026);

(b)	The Registrant's Report of Foreign Issuer on Form 6-K, dated August 10, 2001;

(c)	The Registrant's Report of Foreign Issuer on Form 6-K, dated October 9, 2001;

(d)	The Registrant's Report of Foreign Issuer on Form 6-K, dated October 22, 2001;

(e)	The Registrant's Report of Foreign Issuer on Form 6-K, dated November 13, 2001;

(f)	The Registrant's Report of Foreign Issuer on Form 6-K, dated November 21, 2001;

(g)	The description of the Registrant’s Common Shares contained in the Registrant’s Registration Statement on Form 8-A filed by the Registrant with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on July 30, 2001, including any amendment or report filed for the purpose of updating such description; and

(h)	The description of the Registrant’s Series A Preference Share Purchase Rights contained in the Registrant’s Registration Statement on Form 8-A filed by the Registrant with the Commission under the Exchange Act on July 30, 2001, including any amendment or report filed for the purpose of updating such description.

                   All documents filed by the Registrant and, where applicable, the Plans, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

                   Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.     Description of Securities.

                   Not applicable.

Item 5.      Interests of Named Experts and Counsel.

                   None.

Item 6.      Indemnification of Directors and Officers.

                   Sections 29 and 30 of the bye-laws of the Registrant provide, in part, that the Registrant shall indemnify its directors, secretary and officers from and against all actions, costs, charges, losses, damages and expenses which they may incur in the performance of their duties as director, secretary or officer, provided that such indemnification does not extend to any matter in respect of any fraud or dishonesty which may attach to any such persons. Section 98 of the Companies Act 1981, as amended, of Bermuda permits a company to indemnify a director or officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or when he is relieved from liability by the court under Section 281 of the Companies Act 1981.

                   The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors, secretary or officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such directors, secretary and officers pursuant to the above indemnification provision on otherwise as a matter of law.

                   The proposed form of Underwriting Agreement filed as Exhibit 1.1 to the Registrant's Registration Statement on Form F-1 (Registration No. 333-65026), as originally filed under the Securities Act on July 13, 2001, provides for indemnification of the Registrant's directors and officers by the underwriters against certain liabilities.

Item 7.     Exemption from Registration Claimed.

                   Not applicable.

Item 8.      Exhibits.
(a)	See Exhibit Index.

(b)	The Registrant hereby undertakes that it will submit the Plans and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plans.

Item 9.     Undertakings.
(a)	The undersigned Registrant hereby undertakes;

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) under the Exchange Act, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

                   The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in White Plains, New York on December 21, 2001.

BUNGE LIMITED
By:	/s/ ALBERTO WEISSER
Name: Title:	Alberto Weisser Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

                   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby authorizes Alberto Weisser, William M. Wells and Theodore P. Fox, III, as attorney-in-fact and agent jointly and severally, each with full powers of substitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, and to file the Registration Statement on Form S-8 (or such other Form as may be appropriate) in connection with the registration of the Common Shares and the Plan participation interests and any and all amendments (including post-effective amendments) to the Registration Statement with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

                   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Capacity	Date
/s/ Alberto Weisser	Chief Executive Officer and Chairman of the Board of Directors	December 21, 2001
Alberto Weisser
/s/ William M. Wells	Chief Financial Officer, Authorized Representative in the United States	December 21, 2001
William M. Wells
/s/ Theodore P. Fox, III	Controller and Principal Accounting Officer	December 21, 2001
Theodore P. Fox, III
Director
Jorge Born, Jr.

/s/ Ernest Bachrach	Director	December 21, 2001
Ernest Bachrach
/s/ Enrique Boilini	Director	December 21, 2001
Enrique Boilini
/s/ Michael Bulkin	Director	December 19, 2001
Michael Bulkin
/s/ Octavio Caraballo	Director	December 21, 2001
Octavio Caraballo
/s/ Francis Coppinger	Director	December 20, 2001
Francis Coppinger
Director
Bernard de La Tour d'Auvergne
/s/ William Engels	Director	December 21, 2001
William Engels
/s/ Carlos Braun Saint	Director	December 21, 2001
Carlos Braun Saint
/s/ Ludwig Schmitt-Rhaden	Director	December 21, 2001
Ludwig Schmitt-Rhaden

                   The Plans.    Pursuant to the requirements of the Securities Act of 1933, the trustees of the Bunge North America, Inc. Profit Sharing Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on December 21, 2001.

Bunge North America, Inc. Profit Sharing Plan
By:	/s/ Michael M. Scharf
Name: Title:	Michael M. Scharf Trustee

                   Pursuant to the requirements of the Securities Act of 1933, the trustees of the Bunge Management Services Inc. Savings Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on December 21, 2001.

Bunge Management Services Inc. Savings Plan
By:	/s/ Theodore P. Fox III
Name: Title:	Theodore P. Fox III Trustee

                   Pursuant to the requirements of the Securities Act of 1933, the trustees of the Bunge North America, Inc. Savings Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on December 21, 2001.

Bunge North America, Inc. Savings Plan
By:	/s/ Michael M. Scharf
Name: Title:	Michael M. Scharf Trustee

EXHIBIT INDEX
Exhibit Number	Description
4.1**	Memorandum of Association of the Registrant
4.2**	By-Laws of the Registrant
4.3**	Form of Common Share Certificate
4.4**	Form of Shareholder Rights Plan
4.5**	Registration Rights Agreement, dated as of June 25, 2001, between Bunge Limited and the shareholders of Bunge International Limited
5.1	Legal Opinion of Bryan Cave LLP
23.1	Consent of Deloitte & Touche
23.2	Consent of Deloitte Touche Tohmatsu
23.3	Consent of Counsel (included in Exhibit 5.1)
24	Powers of Attorney (included on signature page)

** Previously filed as an exhibit to the Registration Statement on Form F-1 (Registration No. 333-65026) filed by the Registrant with the Commission under the Securities Act on July 13, 2001 and incorporated herein by reference